UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 17, 2004

Date of Report

(Date of earliest event reported)

ICOS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19171	91-1463450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22021 20th Avenue SE, Bothell, WA 98021

(Address of principal executive offices, including Zip Code)

(425) 485-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2004, ICOS Corporation, or ICOS, entered into an Amended and Restated Marketing and Sales Service Agreement with its joint venture, Lilly ICOS LLC, or the JV, and its joint venture partner, Eli Lilly and Company, or Lilly. The JV was formed for the purpose of developing and marketing Cialis® (tadalafil), and owns the key intellectual property with respect to Cialis. The JV markets Cialis in North America and Europe and, pursuant to a license from the JV, Lilly markets Cialis in the rest of the world and pays royalties to the JV. ICOS and Lilly each own fifty percent of the membership interests of the JV and share management control of the entity through a board of managers appointed by each of Lilly and ICOS in accordance with the terms of the Limited Liability Company Agreement, which was filed with the Commission on November 13, 1998. ICOS and Lilly are equally responsible for future capital requirements of the JV. The new agreement, which is effective as of January 1, 2003, amends and supercedes the Marketing and Sales Service Agreement that the parties entered into in connection with the formation of the JV on September 8, 1998, which was also filed with the Commission on November 13, 1998.

Like the original agreement, the new agreement requires ICOS and Lilly to provide promotional support to the JV in connection with the marketing, promotion and sales of Cialis in North America and Europe, and sets the terms and conditions under which Lilly and ICOS are reimbursed by the JV for the costs and expenses associated with such support. The new agreement also sets forth the process by which the total level of sales force promotional effort for Cialis is established each year and the allocation of responsibility for such effort to each of Lilly and ICOS for countries within North America and Europe. Under the terms of the new agreement, Lilly is required to provide 100% of the sales force promotional efforts in Europe, Canada and Mexico for the periods specified in the agreement, after which ICOS is obligated to provide a portion of the sales force promotional effort in these regions. ICOS is required to provide advance notice to Lilly and the JV regarding the specific level of sales force promotional efforts it intends to provide in regions where Lilly is currently providing such efforts. The new agreement allows Lilly and ICOS to delegate their respective promotional obligations to third parties, such as contract sales organizations, as long as they first offer that opportunity to their joint venture partner and such third party is not a pharmaceutical company with a product that competes with Cialis.

Under the new agreement, with the exception of ICOS’ sales force costs and expenses incurred through December 31, 2004, which are reimbursed 100% by the JV, the amount of reimbursement to be paid by the JV to Lilly and ICOS for their promotional support is based on the number of sales representatives deployed in each country, a pre-established per-employee rate for each country, and a percentage factor set according to the level of priority that Cialis is given in each sales call made with respect to such promotional support. The pre-established per-employee rate component is adjusted annually for inflation and is periodically re-established based on actual costs and expenses incurred by Lilly and ICOS in the applicable country. The JV is obligated to reimburse Lilly and ICOS for costs and expenses incurred in delegating their promotional support to third-parties at a rate equal to the lesser of the amount that Lilly or ICOS would have received had they provided the support and the amount that was actually paid to the third party. Lilly, ICOS and the JV have been operating substantially in accordance with the essential terms of the new agreement since its effective date on January 1, 2003.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	*	Amended and Restated Marketing and Sales Service Agreement by and among Lilly ICOS LLC, Eli Lilly and Company and ICOS Corporation, executed on December 17, 2004 and dated as of January 1, 2003

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOS CORPORATION

Date: December 22, 2004	By:	/s/ Michael A. Stein
	Name:	Michael A. Stein
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Amended and Restated Marketing and Sales Service Agreement by and among Lilly ICOS LLC, Eli Lilly and Company and ICOS Corporation, executed on December 17, 2004 and dated as of January 1, 2003

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.